UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 30, 2020

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01.    Entry into a Material Definitive Agreement

First Amendment to Credit Agreement

On September 30, 2020, WD-40 Company (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment to Credit Agreement”) with Bank of America, N.A. (“Bank of America”). The First Amendment to Credit Agreement modifies the Company’s existing $150.0 million Amended and Restated Credit Agreement dated March 16, 2020 (as amended by the First Amendment to Credit Agreement, the “Credit Agreement”). Capitalized terms not otherwise defined in this report have the meaning given to such terms in the Credit Agreement.

The First Amendment to Credit Agreement revises certain financial and restrictive covenants and adjusts the interest rates on borrowings under the Credit Agreement as described below. The maximum Consolidated Leverage Ratio has been increased from 3.0 to 1.0 to 3.5 to 1.0. The Restricted Payments covenant has been modified to permit the payment of dividends so long as immediately prior to and after giving effect to the payment of dividends, no Event of Default exists and the Company and its subsidiary Loan Parties are in compliance with applicable financial covenants. In addition to other non-material and technical amendments to the Credit Agreement, the First Amendment to Credit Agreement also modifies the restrictive covenants relating to Indebtedness and Investments. The limitation on other unsecured Indebtedness (including borrowing under the Company’s amended Note Agreement described below) has been increased from $35.0 million to $125.0 million. With respect to the restrictions on Investments, intercompany loans, advances or capital contributions from any Loan Party to Subsidiaries that are not Loan Parties may be made in an aggregate amount of up to $10.0 million outstanding at any time from and after September 30, 2020. In addition, Investments not otherwise covered by any other exception to the restriction on Investments may be made in an aggregate amount of up to $15.0 million outstanding at any time from and after November 15, 2017. No such Investments have been made from that date through September 30, 2020. The First Amendment to Credit Agreement also modifies the interest rate applicable to borrowings under the Credit Agreement by changing the Applicable Rate from 0.90% for Libor Rate Loans and 0.0% for Prime Rate Loans to a three-tier pricing approach tied to the Company’s Consolidated Leverage Ratio. For Libor Rate Loans and Prime Rate Loans, the Applicable Rate is a spread added to the Libor Daily Floating Rate and Prime Rate, respectively. An increase or decrease in the Applicable Rate will apply in the event of a change in the Consolidated Leverage Ratio from and after the first Business Day after the Company delivers a Compliance Certificate to Bank of America. Table 1 below reflects the tiered Applicable Rate.

Table 1

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Libor Rate Loans	Letter of Credit Fee	Prime Rate Loans
1	< 2.00 to 1.0	0.15%	1.00%	1.00%	0.00%
2	< 3.00 to 1.0 but ≥ 2.00 to 1.0	0.15%	1.25%	1.25%	0.25%
3	≥ 3.00 to 1.0	0.15%	1.50%	1.50%	0.50%

The new Maturity Date for the revolving credit facility per the Credit Agreement is September 30, 2025.

The material terms of the First Amendment to the Credit Agreement discussed above do not purport to be complete and are qualified in their entirety by the First Amendment to the Credit Agreement attached hereto as Exhibit 10(a) and incorporated herein by reference.

Third Amendment to Note Purchase and Private Shelf Agreement

On September 30, 2020, the Company entered into a Third Amendment to Note Purchase and Private Shelf Agreement (the “Third Amendment to Note Agreement”) amending its existing Note Purchase and Private Shelf Agreement dated November 15, 2017 (as amended February 23, 2018 and amended March 16, 2020, the “Note Agreement”) by and among the Company, PGIM, Inc. (“Prudential”), and certain affiliates and managed accounts of Prudential (the “Note Purchasers”). The Third Amendment to Note Agreement amends the Note Agreement to permit the Company (inclusive of its subsidiaries) to enter into the First Amendment to Credit Agreement with Bank of America and the Third Amendment includes certain conforming amendments to the Note Agreement consistent with the First Amendment to Credit Agreement, including the revision of the financial and restrictive covenants described above.

The material terms of the Third Amendment discussed above do not purport to be complete and are qualified in their entirety by the Third Amendment attached hereto as Exhibit 10(e) and incorporated herein by reference.

All other material terms included in the Amended and Restated Credit Agreement dated March 16, 2020 and the Note Agreement remain unchanged as a result of execution of the First Amendment to Credit Agreement and the Third Amendment to Note Agreement.

Issuance and Sale of $52.0 Million in Notes under Note Purchase and Private Shelf Agreement

On September 30, 2020, the Company issued and sold senior unsecured notes pursuant to the Note Agreement to specified Note Purchasers in the aggregate amount of $52.0 million. Pursuant to the Note Agreement (as amended by the Third Amendment to Note Agreement), the Company agreed to sell $26.0 million aggregate principal amount of senior unsecured notes (the “Series B Notes”) to specified Note Purchasers and the Company agreed to sell $26.0 million aggregate principal amount of senior unsecured notes (the “Series C Notes” and together with the Series B Notes, the “Senior Notes”) to specified Note Purchasers. The Series B Notes will bear interest at 2.5% per annum and will mature on November 15, 2027, unless earlier redeemed by the Company. The Series C Notes will bear interest at 2.69% per annum and will mature on November 15, 2030, unless earlier redeemed by the Company. Interest on the Senior Notes is payable semi-annually beginning on May 15, 2021. The Company expects to use the proceeds from the Senior Notes to pay down $50.0 million in borrowings under the Company’s existing $150.0 million Credit Agreement.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference to this Item 2.03. Other material terms of the Note Agreement not otherwise modified as described in Item 1.01 of this report that are applicable to the Senior Notes are set forth in the Company’s current reports on Form 8-K filed on November 17, 2017, February 27, 2018, and March 19, 2020, each of which are incorporated herein by this reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10(a)	First Amendment to Credit Agreement dated September 30, 2020 among WD-40 Company and Bank of America, N.A.

10(b)

Note Purchase and Private Shelf Agreement dated November 15, 2017 by and between WD-40 Company and Prudential and the Note Purchasers, incorporated by reference from the Registrant’s Form 8-K filed November 17, 2017, Exhibit 10(a) thereto.

10(c)

First Amendment to Note Purchase Agreement dated February 23, 2018 by and between WD-40 Company and Prudential and the Note Purchasers, incorporated by reference from the Registrant’s Form 8-K filed February 27, 2018, Exhibit 10(b) thereto.

10(d)

Second Amendment to Note Purchase and Private Shelf Agreement dated March 16, 2020 among WD-40 Company and Prudential and the Note Purchasers, incorporated by reference from the Registrant’s Form 8-K filed March 20, 2020, Exhibit 10(b) thereto.

10(e)	Third Amendment to Note Purchase and Private Shelf Agreement dated September 30, 2020 among WD-40 Company and Prudential and the Note Purchasers.

10(f)	Series B Senior Notes dated September 30, 2020.

10(g)	Series C Senior Notes dated September 30, 2020.

104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: October 6, 2020	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer